UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

9197 S. Peoria Street, Englewood, CO 80112-5833

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  303-397-8100

Not Applicable

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 22, 2019, TTEC Holdings, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Stockholders Meeting”).  At the Annual Stockholders Meeting, stockholders voted on the following proposals:

1.              The election of seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.  Each director was elected with the votes cast as follows:

Nominee	For	Abstain	Broker Non-Votes
Kenneth D. Tuchman	43,809,447	56,285	1,514,657
Steven J. Anenen	43,812,890	56,285	1,514,657
Tracy L. Bahl	43,768,287	56,285	1,514,657
Gregory A. Conley	43,806,579	56,285	1,514,657
Robert N. Frerichs	43,673,863	56,285	1,514,657
Marc L. Holtzman	43,854,350	56,285	1,514,657
Ekta Singh-Bushell	37,994,373	56,285	1,514,657

2.                    The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019.  The appointment was ratified with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
45,263,181	179,896	298	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: May 24, 2018	By:	/s/ Margaret B. McLean
Margaret B. McLean, Senior Vice President, General Counsel & Corporate Secretary